UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

SEACOR Marine Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37966	47-2564547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12121 Wickchester Lane, Suite 500, Houston, TX	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (346) 980-1700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMHI	New York Stock Exchange (“NYSE”)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Election of Director

On September 19, 2024, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of SEACOR Marine Holdings Inc. (the “Company”), the size of the Board was increased from five (5) to six (6) members and Lisa P. Young was appointed to the Board. Ms. Young will serve on the Board until the next annual meeting of the stockholders of the Company, at which time she is expected to be nominated for re-election, and will serve until her successor has been duly elected and qualified or as otherwise provided in the Company’s bylaws.

There are no arrangements or understandings between Ms. Young and any person pursuant to which Ms. Young was selected as a director and there are no actual or proposed transactions between Ms. Young or any related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Ms. Young qualifies as an “independent director” under the rules of the New York Stock Exchange and the Company’s categorical independence standards.

Ms. Young is a seasoned professional with 36 years of cross-sector, international experience in public accounting and professional services. As a retired senior partner with Ernst & Young, Ms. Young has served in a number of leadership roles, most recently serving as a Senior Global Client Service Partner until her retirement in 2021. Since December 2023, Ms. Young has served as a member of the board of directors, and as the audit committee chair and member of the nominating and governance committee, of Valo Health, Inc., a privately held technology company focused on using data and artificial intelligence to discover and develop therapeutics. Since January 2022, Ms. Young has served as a member of the board of directors of Accelus Inc., a privately held medical technology company, where she also serves as the chair of its audit and finance committee and a member of its nominating and governance committee. From May 2022 until March 2024, Ms. Young served as a member of the board of directors, the audit and risk committee, and the compensation committee of Textainer Group Holdings Limited, a leading intermodal container lessor that was listed on the NYSE until the company was taken private in March 2024. Ms. Young also serves as the advancement chair of the board of trustees for the Columbus Museum of Art, a member and finance chair of the board of directors of the Dallas Black Dance Theatre and for FringeArts in Philadelphia, and a member of the Texas Tech University Rawls College of Business advisory council. Ms. Young is a Certified Public Accountant and holds a BBA in Finance and Accounting from Texas Tech University.

Ms. Young will be compensated for her service on the Board in accordance with the Company’s Compensation of Non-Employee Directors (as set forth in Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023). Ms. Young will enter into a director indemnification agreement with the Company (in the form set forth in Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

Ms. Young has been appointed to serve on the Board’s Audit Committee, Compensation Committee and Nominating Committee.

On September 19, 2024, the Company issued a press release announcing the appointment of Ms. Young to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SEACOR Marine Holdings Inc. Press Release dated September 19, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Marine Holdings Inc.

September 19, 2024	By:	/s/ Andrew H. Everett II
	Name:	Andrew H. Everett II
	Title:	Senior Vice President, General Counsel and Secretary